Exhibit 99.1

CARLSBAD and CUPERTINO, Calif., Oct. 7, 2011 /PRNewswire/ -- Patriot Scientific Corporation (OTCBB:PTSC.ob - News) and The TPL Group today announced that they have jointly reached an agreement to resolve and settle all claims and issues between them regarding their Joint Venture for the commercialization of the MMP Portfolio.  The agreement includes mutual payments and mutual releases which will end the uncertainty associated with appeals and ongoing delays within the court system, and lay a solid foundation for future cooperation between the parties and their combined pursuit of the business of the MMP Portfolio.

About the MMP Portfolio™

The MMP Portfolio patents, filed by The TPL Group in the 1980s, include seven US patents as well as their European and Japanese counterparts, cover techniques that enable higher performance and lower cost designs essential to consumer and commercial digital systems ranging from PCs, cell phones and portable music players to communications infrastructure, medical equipment and automobiles.

The MMP Portfolio™ is widely recognized as fundamental technology. The sweeping scope of applications using MMP Portfolio design techniques continues to encourage the world's leading manufacturers of end-user products from around the globe to become MMP Portfolio licensees. Manufacturers can learn more about how to participate in the MMP Portfolio™ Licensing Program by contacting: mmp-licensing@alliacense.com.

About Patriot Scientific

Headquartered in Carlsbad, California, Patriot Scientific Corporation provides data sharing and secure data solutions for a connected world.  Patriot Scientific addresses the expanding market opportunities in the justice and public safety industries through its wholly owned subsidiary Patriot Data Solutions Group, Inc.  These growth activities are funded with revenues generated, in a large part, from the Moore Microprocessor Patent™ Portfolio licensing partnership with The TPL Group.  Patriot Scientific's integrated core intelligence solution addresses the critical data/information sharing needs of the healthcare industry, the Department of Homeland Security, the Department of Justice, and federal, state, and local public safety and law enforcement agencies. For more information on Patriot Scientific Corporation, visit: www.ptsc.com.

About The TPL Group

Founded in 1988, The TPL Group has evolved as a coalition of technology-based enterprises dedicated to the development, management and commercialization of proprietary technology, and the design, manufacture and sales of proprietary products based on those IP assets.  Among the advanced products that TPL brings to market are multi-core microprocessors, memory management and control devices, advanced hearing and listening solutions, energy efficient computing architectures, encryption storage products, sub-wavelength acoustic transducers, wafer-level packaging, and solderless pcb-assembly technology. For more information, visit www.tplgroup.net.

Safe Harbor Statement: Statements herein which are not purely historical, including statements regarding Patriot Scientific Corporation's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, and seasonality.  Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended May 31, 2011. The company cautions investors not to place undue reliance on the forward-looking statements contained herein. Patriot Scientific Corporation disclaims any obligation, and does not undertake to update or revise any forward-looking statements made herein.

Contact:

Patriot Investor Relations
ir@ptsc.com
760-547-2700